SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 30, 2003


                        General DataComm Industries, Inc.
                        ---------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                      1-8086                   06-0853856
     -----------------               ------------           -------------------
(State or Other Jurisdiction         (Commission              (IRS Employer
       of Incorporation)             File Number)           Identification No.)


            6 Rubber Avenue, Naugatuck CT                     06770
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         (Address of Principal Executive Offices)           (Zip Code)


        Registrant's telephone number, including area code  (203)-729-0271
                                                            --------------


                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         On December 30, 2003, pursuant to authorization by the Board of Directors and amendment to the loan agreement with the Corporation's senior lenders, the Corporation borrowed $300,000 from each of Howard S. Modlin, Chairman of the Board, and John L. Segall, a Director, for working capital purposes. The loans are for two years payable on December 29, 2005 and bear interest at the rate of 10% per annum payable monthly commencing May 1, 2004. The notes are convertible into Common Stock at a conversion price of $2.12 per share and are secured by all of the assets of the Corporation behind the first lien of the Corporation's senior lenders. Any shares issued on conversion will not be registered and must be held for investment without a view to distribution.

Item 7.  Exhibits

         4.1      $300,000 Negotiable Promissory Note-Modlin
         4.2      $300,000  Negotiable Promissory Note-Segall
         10.1     Additional Senior Security Agreement
         10.2     First Amendment to Loan Agreement

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       General DataComm Industries, Inc.
                                                (Registrant)

                                       By: /s/ WILLIAM G. HENRY
                                           -------------------------------------
                                           William G. Henry
                                           Vice President and
                                           Principal Financial Officer

January 8, 2004

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